Exhibit 10.62

FIRST AMENDMENT TO AGREEMENT OF SALE AND PURCHASE

THIS FIRST AMENDMENT TO AGREEMENT OF SALE AND PURCHASE (this “First Amendment”) is made as of the 20th day of August, 2010, by and between HINES VAF UB PLAZA, L.P., a Delaware limited partnership (“Seller”), and KBSII 445 SOUTH FIGUEROA, LLC (“Purchaser”). In consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

RECITALS

A. Seller and Purchaser are parties to that certain Agreement of Sale and Purchase dated as of August 16, 2010 (the “Agreement”). All initially-capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement unless the context clearly indicates otherwise.

B. The Agreement was assigned to Purchaser pursuant to an Assignment and Assumption of Agreement dated August     , 2010, by and between KBS Capital Advisors LLC, as assignor, and Purchaser, as assignee.

C. Seller and Purchaser have agreed to modify the terms of the Agreement as set forth in this First Amendment.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intended to be legally bound, Seller and Purchaser agree as follows:

1. Recitals. The Recitals set forth above are hereby incorporated herein by reference as if the same were fully set forth herein.

2. Estoppel Certificates.

(a) Purchaser hereby approves for all purposes of the Agreement (including, without limitation, Section 7.2) the estoppel certificates executed and delivered to Purchaser on or prior to the date of this First Amendment by the Tenants listed on Schedule 1 attached hereto.

(b) Seller and Purchaser agree that, notwithstanding anything stated to the contrary in Section 7.2 of the Agreement or elsewhere in the Agreement, it shall be a condition to Closing that Seller obtain and deliver to Purchaser from (x) the Major Tenant an executed estoppel certificate in the form of that attached hereto as Exhibit D-2 without any changes, and attached to which shall be the lease and lease amendments described in Schedule 2 attached hereto, and (y) Tenants leasing space in the Improvements which, when added to the space leased by the Major Tenant, aggregates at least 80% of the leased space within the Improvements, executed estoppel certificates with no material modifications from the forms attached to that certain email date-stamped as of                      and approved by Purchaser (“General Estoppel Certificates”); provided, however, with respect to the General Estoppel Certificates (i) the deletion of Paragraph 14 of such estoppel certificate (regarding renewal, expansion and termination options), or the modification thereof to the extent not inconsistent with the applicable Tenant Lease, will not be deemed a material modification which would cause such tenant estoppel certificate to fail to satisfy the requirements for an acceptable estoppel certificate under this Paragraph 2(b); and (ii) if Purchaser does not, within three (3) Business Days following Purchaser’s receipt of any Tenant estoppel certificate, deliver written notice to Seller of any specific objections to such estoppel certificate modified by such Tenant and submitted to Purchaser, such revised form of estoppel certificate shall be deemed approved by Purchaser subject to the receipt by Purchaser of the final executed estoppel certificate in such deemed approved form. For purposes of this Paragraph 2(b), the following, if made to any General Estoppel Certificate shall be deemed to be a material modification of such estoppel certificate: (A) the disclosure by such Tenant of a default by the landlord under such Tenant Lease; (B) the disclosure of additional amounts due to such Tenant in Paragraph 11 of such estoppel certificate for which Seller does not agree to provide a credit against the Purchase Price to Purchaser as a condition to Closing; (C) a modification to the rent amounts due under such Tenant Lease as set forth in Paragraph 12 of such estoppel certificate; or (D) a modification to the termination date of such Tenant Lease as set forth in Paragraph 7 of such estoppel certificate. Notwithstanding anything contained herein or in the Agreement to the contrary, in no event shall Seller’s failure to obtain such estoppel certificates in accordance with the provisions of this Paragraph 2(b) constitute a default by Seller under the Agreement, as amended hereby.

3. Energy Supply Agreement and Parking Lease Agreement Estoppels. Seller and Purchaser agree that it shall be a condition to Closing that Seller obtain and deliver to Purchaser from (x) Trigen-LA Energy Corporation, and joined by Thermal North America, Inc., as guarantor, an executed estoppel certificate substantially in the form attached hereto as Exhibit E without any material modifications, and (y) from the owner of that certain real property commonly known as the World Trade Center, located at 350 South Figueroa Street, Los Angeles, California, and that certain parking garage facility located thereon, an executed estoppel certificate substantially in the form attached hereto as Exhibit F without any material modifications. For purposes of this Paragraph 3, the disclosure of a Seller default under either such estoppel certificate shall be deemed to be a material modification of such estoppel certificate unless such default can be cured by the payment of a monetary sum and Purchaser receives a credit as a condition to Closing in the amount of such monetary sum. Notwithstanding anything contained herein or in the Agreement to the contrary, in no event shall Seller’s failure to obtain such estoppel certificates in accordance with the provisions of this Paragraph 3 constitute a default by Seller under the Agreement, as amended hereby.

4. Co-Insurance and Reinsurance. In accordance with Section 4.10(b) of the Agreement, this First Amendment shall serve as Purchaser’s written proposal to Seller for co-insurance and reinsurance with respect to the Title Policy to be issued at Closing. The Title Company shall insure 50% of the Purchase Price and Commonwealth Land Title Insurance Company shall insure 50% of the Purchase Price. Reinsurance, if any, with respect to the Title Company’s portion shall be with Fidelity National Title Insurance Company, and reinsurance, if any, with respect to Commonwealth Land Title Insurance Company’s portion shall be with a title company selected by Purchaser in Purchaser’s sole discretion. Seller hereby acknowledges its approval of Purchaser’s written proposal for co-insurance and reinsurance as provided in Section 4.10(b) of the Agreement.

5. Leasing Commission. Seller hereby acknowledges and agrees that, notwithstanding anything to the contrary in the Agreement, the leasing commissions shown on the attached Exhibit G shall be paid by Seller prior to the Closing Date and as a condition to Closing, along with the delivery of evidence reasonably satisfactory to the Purchaser prior to the Closing Date (and as a condition to Closing) that such commissions have been paid.

6. Contractor’s Certificate. In accordance with Section 10.8 of the Agreement, Seller and Purchaser have agreed upon the form of contractor’s certificate for each contractor under the Construction Contracts, which form of each contractor’s certificate is attached hereto as Exhibit O-1, Exhibit O-2, and Exhibit O-3. Notwithstanding anything stated to the contrary in the Agreement, to the extent a contactor’s certificate is required to be delivered in connection with the Closing pursuant to the provisions of Section 10.8 of the Agreement, the form of contractor’s certificate(s) that shall be used are the forms attached hereto as Exhibits O-1, O-2 and O-3.

7. Exhibit K. Exhibit K to the Agreement is deleted in its entirety and the Exhibit K attached to this First Amendment is substituted therefor as if originally attached to the Agreement as Exhibit K.

8. Assignment and Assumption of Purchase Agreement. In accordance with Section 15.1 of the Agreement, this First Amendment shall serve as notification to Seller of the assignment of the Agreement to Buyer, and Seller hereby acknowledges that the provisions set forth in Section 15.1 of the Agreement has been satisfied.

9. Ciudad LA, LLC. Concurrently with Closing, and as a condition precedent to Closing, Purchaser shall be entitled to a credit towards the Purchase Price in the amount of Thirty Thousand Dollars ($30,000) to cover repair costs associated with the kitchen floor water infiltration issue within the Ciudad LA, LLC space.

10. Effectiveness of Agreement. Except as modified by this First Amendment, all the terms of the Agreement shall remain unchanged and in full force and effect.

11. Counterparts. This First Amendment may be executed in counterparts, and all counterparts together shall be construed as one document.

12. Telecopied Signatures. A counterpart of this First Amendment that is signed by one party to this First Amendment and telecopied to the other party to this First Amendment or its counsel (i) shall have the same effect as an original signed counterpart of this First Amendment, and (ii) shall be conclusive proof, admissible in judicial proceedings, of such party’s execution of this First Amendment.

13. Successors and Assigns. All of the terms and conditions of this First Amendment shall apply to benefit and bind the successors and assigns of the respective parties.

IN WITNESS WHEREOF, Seller and Purchaser have entered into this First Amendment to Agreement of Sale and Purchase as of the date first above stated.

[SIGNATURES ON NEXT PAGE]

“SELLER”

HINES VAF UB PLAZA, L.P.

By:	Hines VAF UB Plaza GP LLC,
its general partner

	By:	Hines VAF UB Plaza Mezz, L.P.,
its sole member

		By:	Hines VAF UB Plaza GP2 LLC,
its general partner

			By:	Hines U.S. Office Value Added Fund, L.P.,
its sole member

				By:	Hines U.S. Office Value Added Fund LLC,
its general partner

					By:	Hines Interests Limited Partnership,
its managing member

						By:	Hines Holdings, Inc.,
its general partner

							By:	/s/ David J. Congdon
David J. Congdon
Senior Vice President

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“PURCHASER”

KBSII 445 SOUTH FIGUEROA, LLC, a Delaware limited liability company

By:	KBSII REIT ACQUISITION XV, LLC,
a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES II, LLC,
a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP II,
a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST II, INC.,
a Maryland corporation, general partner

				By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer